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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 6, 2001



                            WEIRTON STEEL CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                        1-10244             06-1075442
  (State or other jurisdiction            (Commission          (IRS Employer
of incorporation or organization)         File Number)       Identification No.)


      400 THREE SPRINGS DRIVE
       WEIRTON, WEST VIRGINIA                                   26062-4997
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code  (304) 797-2000




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ITEM 5.  OTHER EVENTS.

     On September 6, 2001, the Registrant was delisted by the New York Stock Exchange. The press release is attached hereto.



Weirton Steel Corp. Contact:  Gregg Warren, Director
       Corporate Communications
           (304) 797-2828



WEIRTON STEEL COMMON STOCK TRADING ON OTC BULLETIN BOARD
FOR IMMEDIATE RELEASE
September 11, 2001


WEIRTON, W.VA.--

Weirton Steel Corp. today reported it began trading its common stock on the OTC (over-the- counter) Bulletin Board on Sept. 6, the same day the stock was delisted by the New York Stock Exchange (NYSE).

The Company's new symbol is WRTL.

The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. An OTC equity security generally is any equity that is not listed nor traded on NASDAQ or a national securities exchange.

OTCBB securities include national, regional and foreign equity issues, warrants and units. The service provides access to more than 3,600 securities.

"While it may take a little longer to conduct larger trades on the OTCBB, investors will be able to buy or sell shares of our common stock in the same manner they did on the NYSE," said Rick Garan, assistant treasurer.

The NYSE suspended trading Weirton Steel's common stock because the company had fallen below the exchange's continued listing standards. However, the exchange will continue to list the company's debt securities, one due July 1, 2004, and the other due June 1, 2005.

Weirton Steel is the eighth largest U.S. integrated steel company. It products include hot rolled, cold rolled, galvanized and tinplated steel.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIRTON STEEL CORPORATION


Dated: September 13, 2001




                                           By: /s/William R. Kiefer
                                              -----------------------------
                                              William R. Kiefer
                                              Vice President-Law And Secretary